EXHIBIT 10.49


                             AMENDMENT NO. 1 TO THE
                        WARRANT TO PURCHASE COMMON STOCK
                                       OF
                      BRILLIANT DIGITAL ENTERTAINMENT, INC.

     THIS AMENDMENT NO. 1 TO THE WARRANT TO PURCHASE COMMON STOCK (the "Amendment"), is entered into on this 19th day of December 2001, by and between Brilliant Digital Entertainment, Inc., a Delaware corporation (the "COMPANY"), and Harris Toibb (the "HOLDER").

     A. The Holder is the holder of that certain Warrant to Purchase Common Stock No. 1, dated as of May 23, 2001, issued to the Holder by the Company (the "WARRANT").

     B. In connection with the transactions contemplated by that certain Note and Warrant Purchase Agreement dated as of December 10, 2001, the parties have agreed to amend certain terms of the Warrant in accordance with the terms hereof.

     NOW, THEREFORE, in consideration of the premises and agreements set forth herein, and for other good and valuable consideration, the mutual receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereby agree as follows:

     1. The first paragraph of the Warrant, which commences with the terms "THIS CERTIFIES THAT," is hereby deleted in its entirety and replaced with the following language:

     "THIS CERTIFIES THAT, for value received, Harris Toibb, or his permitted registered assigns ("HOLDER"), is entitled, subject to the terms and conditions of this Warrant, at any time or from time to time after the issuance date of this Warrant (the "EFFECTIVE DATE"), and before 5:00 p.m. Pacific Time on May 23, 2004 (the "EXPIRATION DATE"), to purchase from Brilliant Digital Entertainment, Inc., a Delaware corporation (the "COMPANY"), up to a number of shares of Common Stock of the Company obtained by dividing Four Million Dollars ($4,000,000.00) by the product obtained by multiplying 112.5% by the lesser of
(i) $0.20 (the "FIXED PURCHASE PRICE"), or (ii) the volume weighted average price of a share of the Common Stock on the American Stock Exchange, or any exchange on which the Common Stock is then traded, over any five (5) consecutive trading days commencing on December 14, 2001 and terminating at 5:00 p.m. (Pacific Standard Time) on November 10, 2002 (the product obtained by multiplying 112.5% by the lesser of (i) or (ii) above is referred to herein as the "PURCHASE PRICE"), at an exercise price per share equal to the Purchase Price. Both the number of shares of Common Stock purchasable upon exercise of this Warrant and the Purchase Price are subject to adjustment and change as provided herein."

     2. A new Section 4.6 is hereby added to read in its entirety as follows:

     "4.6 FULL RATCHET ADJUSTMENT FOR ISSUANCE OF ADDITIONAL STOCK. If the Company shall issue any Additional Stock (as defined below) without consideration or for a consideration per share less than the Fixed Purchase Price in effect immediately prior to the issuance of such Additional Stock, the Fixed Purchase Price in effect immediately prior to each such issuance shall automatically be adjusted on a full ratchet basis such that the new Fixed Purchase Price of the shares subject to exercise under this Warrant shall be equal to the value of the consideration paid per each share of Additional Stock issued. For purposes of this SECTION 4.6, "ADDITIONAL STOCK" shall mean any


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shares of Common Stock issued or issuable by the Company, other than (i) shares of Common Stock issued pursuant to any stock split, stock subdivision, stock dividend, redemption, conversion or other reclassification of securities, or recapitalization, each as may be contemplated in SECTIONS 4.1 through 4.3 and
SECTION 4.5 above, (ii) shares of Common Stock, or options or warrants to purchase Common Stock, issued or issuable to employees, consultants or directors of the Company for the primary purpose of soliciting or retaining their employment or services directly or pursuant to a stock option plan or restricted stock plan approved by the Board of Directors of the Company, (iii) shares of Common Stock, or options or warrants to purchase Common Stock, issued to financial institutions or lessors in connection with commercial credit arrangements, equipment financings or similar transactions, provided such issuances are primarily for other than equity financing purposes and are approved by the Board of Directors of the Company, (iv) shares of Common Stock, or options or warrants to purchase Common Stock, issued to any corporate or other strategic partners of the Company, provided such issuances are primarily for other than equity financing purposes and are approved by the Board of Directors of the Company, (v) shares of Common Stock of the Company issuable upon exercise of warrants, options, notes or other rights to acquire securities of the corporation outstanding prior to December 3, 2001, and (vi) shares of Common Stock, or warrants or options to purchase shares of Common Stock issued in connection with bona fide acquisitions, mergers or similar transactions, as may be contemplated in SECTION 4.4 above; PROVIDED, HOWEVER, that the exceptions to the definition of Additional Stock provided for in clauses (ii), (iii), (iv) and (vi) above shall apply only with respect to an aggregate number of shares of Common Stock issued or issuable by the Company thereunder equal to 1.5% of the number of shares of Common Stock outstanding as of December 3, 2001.

     3. A new paragraph 18 is added to the Warrant to read in its entirety as follows:

          "18. WAIVER OF JURY TRIAL. The Company and, by acceptance of this Warrant, the Holder each waive all right to trial by jury in any action or proceeding to enforce or defend any rights or remedies hereunder or relating hereto."

     4. Except as expressly modified herein, all terms and conditions of the Warrant are hereby ratified, confirmed and approved and shall remain in full force and effect. In the event of any conflict or inconsistency between this Amendment and the Warrant, this Amendment shall govern.

        IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first set forth above.

                                          Brilliant Digital Entertainment, Inc.

/S/ HARRIS TOIBB                          /S/ ROBERT CHMIEL
----------------------------------        -------------------------------------
By                                        By

Harris Toibb                              Robert Chmiel
----------------------------------        -------------------------------------
(Printed Name)                            (Printed Name)

                                          Chief Operating Officer and
N/A                                       Chief Financial Officer
----------------------------------        -------------------------------------
(Title)                                   (Title)


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